UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                August 23, 2004
                                ---------------
                Date of Report (Date of earliest event reported)


                                    000-28947
                                  -------------
                             Commission File Number


                                 SPACEDEV, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

      Colorado                                                  84-1374613
      --------                                                  ----------

 (State  or  other  jurisdiction  of     (I.R.S.  Employer  Identification  No.)
                        incorporation  or  organization)

                   13855 Stowe Drive, Poway, California 92064
         --------------------------------------------------------------
                    (Address of principal executive offices)

                                 (858) 375-2030
                              --------------------
                (Issuer's telephone number, including area code)

                                       N/A
                                      -----
   (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written  communications  pursuant to Rule 425 under the Securities Act
          (17  CFR  230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR  240.14a-12)

[   ]     Pre-commencement  communications  pursuant  to Rule 14d-2(b) under the
          Exchange  Act  (17  CFR  240.14d-2(b))

[   ]     Pre-commencement communications  pursuant  to Rule 13e-4(c) under the
          Exchange Act  (17  CFR  240.13e-4(c))

ITEM  1.01     MATERIAL  DEFINITIVE  AGREEMENTS

     On August 30, 2004, SpaceDev, Inc. ("SpaceDev") received a contract signed by the Air Force Research Laboratories on August 23, 2004, to begin development of small satellite bus technologies with an emphasis on standards and responsiveness to on-demand needs. SpaceDev's contract with AFRL calls for the development of a standardized small spacecraft bus that is modular and provides a scalable, networked architecture. SpaceDev will define standard payload and launch vehicle interfaces to enable a variety of payloads to be rapidly launched on a variety of launch vehicles. SpaceDev will extend its use of TCP/IP in space. SpaceDev will incorporate autonomous satellite commissioning with the goal of the satellite being fully functional after only one orbit. The contract total is $739,135.00 and is a cost plus fixed fee contract. The contract is expected to take up to 18 months to complete.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

     (c)     Exhibits.



Air Force Research Laboratories contract with SpaceDev dated as of  August  23,  2004 . .    10.1
Air Force Research Laboratories Statement of Work* . . . . . . . . . . . . . . . . . . . .   10.2

* Registrant requested confidential treatment pursuant to Rule 406 for a portion of the referenced exhibit and has separately filed such exhibit with the Commission.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 31, 2004

SPACEDEV, INC.

/s/ Richard B. Slansky
----------------------
Richard B. Slansky,
Chief Financial Officer